UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2025

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Woodcliff Drive, Suite 202, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 297-9886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2025, Monro, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the consulting agreement with AlixPartners, LLP (“AlixPartners”). As previously disclosed, under the consulting agreement, the Company agreed with AlixPartners that the cost of additional services provided by AlixPartners to implement the plan developed from its detailed assessment of the Company would be at least $4.0 million. Under the Amendment, the Company formally engaged AlixPartners for the initial phase of these implementation services. The Company will pay AlixPartners an aggregate fee of $5.85 million through the end of July 2025 for the services outlined in the Amendment, which include the previously disclosed store closure plan, improving customer experience and the Company’s selling effectiveness, driving profitable customer acquisition and activation, and increasing merchandising productivity, including mitigating tariff risk. Except as amended by the Amendment, the terms of the consulting agreement with AlixPartners remain in full force and effect.

The Company’s President and Chief Executive Officer, Peter Fitzsimmons, also serves as a partner and managing director of AlixPartners. As previously disclosed, Mr. Fitzsimmons serves as the Company’s President and Chief Executive Officer under an engagement letter between the Company and AP Services, LLC, an affiliate of AlixPartners.

The Company intends to file the Amendment as an exhibit to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

June 5, 2025	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President – Chief Legal Officer and Secretary